EXHIBIT 10.5

AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP

OF

GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP

This Amendment to Agreement of Limited Partnership (the “Amendment”) of GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP (the “Partnership”) is entered into as of the 9th day of April, 2013, by GRIFFIN-AMERICAN HEALTHCARE REIT III, INC., a Maryland corporation (the “General Partner”), as general partner of the Partnership, and GRIFFIN-AMERICAN HEALTHCARE REIT III ADVISOR, LLC, a Delaware limited liability company (hereinafter sometimes referred to as the “Advisor”).

BACKGROUND INFORMATION
WHEREAS, each of the Partners has previously executed that certain Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP dated January 11, 2013 (the “Partnership Agreement”). The Partners desire to amend the Partnership Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the parties covenant and agree as follows:
1.    Capitalized Terms. All capitalized terms used in this Amendment, not otherwise defined, have the meaning specified for such terms in the Partnership Agreement.
2.     Amendments to Section 1. Section 1 of the Partnership Agreement is amended by deleting the definition of “8% Return” and replacing it with the following:
“7% Return” means, with respect to the General Partner and Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets, an amount calculated like simple interest at the rate of seven percent (7%) per annum calculated on the varying daily balances of, in the case of the General Partner, Invested Capital, and in the case of such Limited Partners, the Partnership Units issued in connection with the acquisition of the Included Assets, in each case during the period to which the 7% Return relates, and determined on the basis of a 360-day year/30-day month, cumulative for the period for which such 7% Return is being determined.
Section 1 of the Partnership Agreement is further amended by deleting the definition of “8% Return Account” and replacing it with the following:
“7% Return Account” means, with respect to the General Partner, as of any relevant date, an amount equal to the excess of (i) the 7% Return that has accrued with respect to the Invested Capital of the General Partner through such date, over (ii) the sum of (A) the cumulative distributions of Available Operating Cash and Net Sales Proceeds made to the General Partner prior to such relevant date pursuant to Section 5.1 hereof, and (B) the cumulative amounts paid to the General Partner in redemption of its Partnership Units pursuant to Section 8.6(g) as of such date, other than such distributions and payments that are applied to reduce the Unrecovered Contribution Account of the General Partner. All amounts distributed and paid to the General Partner pursuant to Sections 5.1 and 8.6(g) shall first be applied to reduce the Unrecovered Contribution Account of the General Partner until the balance of such Unrecovered Contribution Account equals zero ($0), and then shall be applied to reduce the 7% Return Account of the General Partner.

Section 1 of the Partnership Agreement is further amended by deleting the definition of “Unrecovered Contribution Account” and replacing it with the following:
“Unrecovered Contribution Account” means, with respect to the General Partner, as of any relevant date, the excess of (i) the aggregate amount of cash contributed or deemed contributed by the General Partner to the Partnership pursuant to the provisions of Section 4 as of such date, over (ii) the sum of (A) the cumulative distributions of Available Operating Cash and Net Sales Proceeds made to the General Partner prior to such relevant date pursuant to Section 5.1 hereof, and (B) the cumulative amounts paid to the General Partner in redemption of its Partnership Units pursuant to Section 8.6(g) as of such date. All amounts distributed and paid to the General Partner pursuant to Sections 5.1 and 8.6(g) shall first be applied to reduce the Unrecovered Contribution Account of the General Partner until the balance of such Unrecovered Contribution Account equals zero ($0), and then shall be applied to reduce the 7% Return Account of the General Partner.
3.    Amendment to Section 5.1. Section 5.1 is hereby deleted and replaced in its entirety with the following:
5.1.    Distributions.
(a)    General. Subject to the provisions of Sections 5.3, 5.4, 8.6(b), 11.6(d), and 13.2, the General Partner shall cause the Partnership to distribute to the Partners as of the applicable Partnership Record Date, at such times as the General Partner shall determine, amounts of Available Operating Cash and Net Sales Proceeds in the manner set forth in this Section 5.1.
(b)    Available Operating Cash. Available Operating Cash shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date.
(c)    Net Sales Proceeds. Net Sales Proceeds shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date until the Unrecovered Contribution Account and 7% Return Account of the General Partner have been reduced to zero ($0). Thereafter, 15% of any Net Sales Proceeds shall be distributed to the Advisor (in its capacity as Partner) (such distributions, the “Advisor Participation in Sales Proceeds”), and 85% of such Net Sales Proceeds shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date.
(d)    Distribution to Advisor Upon Listing.
(i)    Upon a Listing Event, the Advisor shall no longer be entitled to any distributions of the Advisor Participation in Sales Proceeds under Section 5.1(c). If the Advisor has not been terminated under the Advisory Agreement as of the Listing Date, the Advisor (in its capacity as Partner) shall receive a distribution (“Listing Amount”), which shall be paid within five (5) Business Days of the determination of amount, if any, by which (A) the Market Value plus the cumulative distributions made to the General Partner from the inception of the Partnership through the Listing Date exceeds (B) the sum of (1) the Invested Capital of the General Partner as of the Listing Date, and (2) the 7% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the Listing Date.
(ii)    The Listing Amount shall be paid, as determined by the General Partner’s board of directors, including a majority of the independent directors, either in the form of cash or REIT Stock with a per share Listed Market Price equal in the aggregate to the Listing Amount. The Advisor agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Stock if the Listing Amount is paid in the form of REIT Stock as provided herein.

(e)    Distribution to Advisor Upon Termination.
(i)    Upon a Termination Event, the Advisor shall no longer be entitled to any distributions of the Advisor Participation in Sales Proceeds under Section 5.1(c). If a Listing Event has not occurred as of the date of a Termination Event, then the Advisor (in its capacity as Partner) shall receive a distribution (the “Termination Amount”), which shall be paid within five (5) Business Days of the date of such Termination Event, in an amount equal to 15% of the amount, if any, by which (A) the Appraised Value of all of the Partnership Assets as of the date of the Termination Event, less any indebtedness secured by such assets, plus the cumulative distributions made to the General Partner from the inception of the Partnership through the date of the Termination Event, exceeds (B) the sum of (1) the Invested Capital of the General Partner as of such date, and (2) the 7% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the date of the Termination Event; provided, however, that upon a Termination Event the Advisor, in its sole discretion, may elect, within five (5) Business Days of the date of such Termination Event, to forego a distribution of the Termination Amount upon such Termination Event and instead elect (“Deferred Payment Election”) to receive a deferred termination amount (as calculated below, the “Deferred Termination Amount”), which, notwithstanding any other provisions herein to the contrary, shall exclude the impact of any new Partnership Assets acquired and/or owned by the General Partner or the Partnership (either directly or through third parties) after such Termination Event, other than the Included Assets (such new Partnership Assets other than Included Assets acquired after the Termination Date, the “Separate Asset Value”). The Deferred Termination Amount, if any, shall be paid within five (5) Business Days of the first to occur of (x) a Listing Event or (y) an Other Liquidity Event, in an amount equal to:
(A)    if in connection with a Listing Event, 15% of the amount, if any, by which (I) the Appraised Value as of the Listing Date of the Included Assets, less any indebtedness secured by such assets as of the Listing Date, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the Listing Date, exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the Listing Date (excluding Invested Capital relating to the Separate Asset Value), (2) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Initial Limited Partner) as valued by the General Partner as of the date of such issuance, and (3) the 7% Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the Listing Date; or
(B)    if in connection with an Other Liquidity Event (except in connection with a Merger, which is addressed in Section 5.1(e)(i)(C) below), after the Unrecovered Contribution Account and 7% Return Account of the General Partner and similar accounts of each Limited Partner (other than the Initial Limited Partner), in each case as of the date of the Other Liquidity Event, have been reduced to zero ($0), 15% of any Net Sales Proceeds received from the Sale of Included Assets shall be distributed to the Advisor (in its capacity as Partner), and 85% of such Net Sales Proceeds shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date; or
(C)    if in connection with an Other Liquidity Event involving a Merger, 15% of the amount, if any, by which (I) the gross agreed upon value of the Partnership’s Included Assets pursuant to any agreement effecting such Merger, less any indebtedness secured by such assets as of the date of the Merger, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the date of the Merger, exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the date of the

Merger (excluding Invested Capital relating to the Separate Asset Value), (2) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Initial Limited Partner) as valued by the General Partner as of the date of such issuance, and (3) the 7% Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the date of the Merger;
Provided further that if the Advisor makes a Deferred Payment Election, the Advisor shall not be entitled to receive any other amounts under Sections 5.1(c) or 5.1(d) following the date of such election.
Notwithstanding any other provisions herein to the contrary, the Advisor acknowledges and agrees that: (i) the Advisor has not received and the General Partner has not provided any assurance or representation of any kind relating to the Deferred Termination Amount; (ii) the Advisor does not have any expectation of any minimum level of the Deferred Termination Amount; (iii) the Advisor shall not have any rights or interests of any kind with respect to the Separate Asset Value; (iv) neither the General Partner nor any director, officer, shareholder, partner, member, employee, trustee, representative or agent of the General Partner shall have any liability or responsibility to the Advisor for any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission relating to the acquisition, management, operation, or disposition of the Partnership Assets; (v) the General Partner shall have full power, authority, discretion and control with respect to the Partnership Assets; (vi) the Deferred Termination Amount, if any, is and shall be deemed to be a contingent interest; (vii) nothing herein shall in any way limit or restrict the General Partner’s rights to pursue a follow-on offering; and (viii) any rights of the Advisor to the Deferred Termination Amount, if any, are personal to the Advisor and, notwithstanding any other provisions herein to the contrary, may not be assigned by the Advisor except to an Affiliate or successor entity. Nothing herein shall limit the Advisor’s (or its Affiliates’) rights to pursue and engage in other offerings in the same or other asset class(es), subject to the Advisory Agreement. The foregoing provisions are of material importance to the General Partner. The Advisor acknowledges and agrees that the General Partner has agreed to payment of the Deferred Termination Amount (subject to the provisions herein), if any, in reliance of the Advisor’s agreement to the foregoing provisions.
(ii)    Any Termination Amount or Deferred Termination Amount, if any and as applicable, shall be paid, as determined by the General Partner’s board of directors, including a majority of the independent directors, either in the form of cash or the issuance to the Advisor of an interest-bearing promissory note (the “Termination Note”) in an amount equal to the Termination Amount or the Deferred Termination Amount, as applicable; provided, however, in connection with a Merger, the General Partner shall have the right, at its sole discretion, to pay the Deferred Termination Amount, if any, in the form of REIT Stock prior to such Merger or in the form of the stock of the surviving company traded on a national securities exchange, in connection with such Merger. Interest on the Termination Note will accrue beginning on the date that the Termination Amount or Deferred Termination Amount, as applicable, would otherwise be due and payable, at a rate deemed fair and reasonable by the General Partner. In the event the Termination Amount or the Deferred Termination Amount, as applicable, is paid in the form of the Termination Note, the Partnership shall repay the Termination Note using Net Sales Proceeds prior to making any distributions under Section 5.1(c) until the Termination Note is paid in full, including all accrued but unpaid interest. If the Termination Note has not been paid in full within five (5) years after the date of the issuance of the Termination Note, then the General Partner (as determined by the General Partner’s board of directors, including a majority of the independent directors) shall purchase the Termination Note from the Advisor in exchange for either cash or shares of REIT Stock with a Value equal to the aggregate amount outstanding under the Termination Note, including principal and accrued but unpaid interest. The Advisor agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Stock if the Termination Note is purchased with REIT Stock as provided herein.

(iii)    For the sake of clarity, no special distribution, compensation or remuneration shall be payable by the Partnership (or the General Partner) to the Advisor or any of its Affiliates in connection with any internalization by the Partnership (or the General Partner) of management functions from the Advisor.
4.    Reaffirmation. In all other respects, the Partnership shall be governed by the terms and conditions of the Partnership Agreement and its Certificate, as amended, all of which are ratified and confirmed.
5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of such counterparts shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, after first being duly sworn, have affixed their hands and seals the day and year first above written.

GENERAL PARTNER: Griffin-American Healthcare REIT III, Inc., a Maryland corporation By: /s/ Jeffrey T. Hanson Name: Jeffrey T. Hanson Title: Chief Executive Officer

INITIAL LIMITED PARTNER/ADVISOR: Griffin-American Healthcare REIT III Advisor, LLC, a Delaware limited liability company By: /s/ Mathieu B. Streiff Name: Mathieu B. Streiff Title: Executive Vice President

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